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                                                                   EXHIBIT 10.13

SILICON VALLEY BANK

                           AMENDMENT TO LOAN AGREEMENT

BORROWER: I-FLOW CORPORATION

DATE:     JANUARY 30, 2004

         THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Bank") and the borrower named above (the "Borrower").

         The Parties agree to amend the Amended and Restated Loan and Security Agreement between them, having an effective date of May 8, 2003 (as amended from time being referred to herein as the "Loan Agreement"), as follows, effective as of the date hereof. Such Loan Agreement shall be deemed revived and effective as of the date hereof and modified in accordance with the terms and conditions hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. REVISED SECTION 2.1.1. Section 2.1.1 of the Loan Agreement is hereby amended to read as follows:

         "2.1.1 Revolving Advances.

                  (a) Bank will make Revolving Advances not exceeding, on a joint basis for the Borrower, the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base minus (i) all amounts for services utilized under the Merchant Services Sublimit, and minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

                  (b) To obtain a Revolving Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Revolving Advance is proposed to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form, in the form attached hereto as Exhibit B. Bank will credit Revolving Advances to Borrower's deposit account. Bank may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if any such Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephonic notice given by a person whom Bank believes is a Responsible Officer or such Person's designee, and Borrower hereby indemnifies Bank for any loss Bank suffers due to any such reliance.

                  (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Revolving Advances and related Obligations are immediately payable."

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT

         2. NO TERM LOAN ADVANCES. No Term Loan Advances were made under the Loan Agreement prior to the Availability End Date and thus no Term Loan Advances are now outstanding. Further, it is understood and agreed that the Term Loan Advance facility has now expired and no Term Loan Advances shall henceforth be made thereunder.

         3. REVISED INTEREST RATE. Section 2.3(a) of the Loan Agreement is hereby amended to read as follows:

         "(a) Interest Rate. Revolving Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at five
         (5) percentage points above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed."

         4. MAINTENANCE OF ACCOUNTS. In accordance with Section 6.6 of the Loan Agreement, Borrower shall continue to maintain its primary banking and investment account relationships with Bank.

         5. REVISED SECTION 6.2(b). Section 6.2(b) of the Loan Agreement is hereby amended to read as follows:

         "(b) Within 20 days after the last day of each month when any Credit Extensions are outstanding hereunder (and in conjunction with a request for a Credit Extension when none are then outstanding), Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable together with an inventory report in form acceptable to Bank."

         6. REVISED SECTION 6.7. Section 6.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "6.7 FINANCIAL COVENANTS.

         Borrower will maintain at all times during the effectiveness of this Agreement on a consolidated basis for I-Flow Corporation and tested quarterly during the term hereof unless otherwise indicated below:

         (i) QUICK RATIO. A ratio of Quick Assets to Modified Current Liabilities of at least 1.50 TO 1.00.

         (ii) PROFITABILITY. Borrower will not incur a net loss in excess of $2,500,000 for the quarter ending March 31, 2004, $1,500,000 for the quarter ending June 30, 2004 and $1,000,000 for each quarter ending thereafter."

         7. DELETIONS OF SECTIONS 7.10 AND 7.11. Sections 7.10 (regarding the maintenance of the InfuSystem Credit Facility) and 7.11 (regarding a limitation with respect to InfuSystem borrowings) of the Loan Agreement are hereby deemed deleted and shall be of no further force or effect.

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT

         8. MODIFIED COMMITTEE REVOLVING LINE DEFINITION. The defined term "Committed Revolving Line" as set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

         " 'COMMITTED REVOLVING LINE' is the revolving credit facility extended by Bank hereunder to Borrower and relating to an aggregate amount of Revolving Advances of up to Four-Million Dollars ($4,000,000)."

         9. MODIFIED REVOLVING MATURITY DATE. The Revolving Maturity Date as set forth in Section 13.1 of the Loan Agreement is hereby modified to be "April 30, 2005."

         10. FEE. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $13,333, which shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower's loan account.

         11. REPRESENTATIONS TRUE. Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         12. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and Borrower, and the other written documents and agreements between Bank and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                   BANK:

I-FLOW CORPORATION                          SILICON VALLEY BANK

BY______________________________            BY____________________________
    PRESIDENT OR VICE PRESIDENT             TITLE_________________________

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